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                                                                     EXHIBIT 5.1




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                               October 6, 1998




                                                                  (215) 568-6060





Electronics Boutique Holdings Corp.
931 South Matlack Street
West Chester, Pennsylvania 19382


                  RE:      Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to Electronics Boutique Holdings Corp., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on or about October 7, 1998. The Registration Statement relates to the issuance of up to 2,100,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), pursuant to the Company's 1998 Equity Participation Plan (the "Plan").

                  In connection with this opinion, we have examined and relied upon the original or copies of (i) the Certificate of Incorporation and the By-laws of the Company, (ii) minutes and records of the corporate proceedings with respect to the issuance of the Shares, (iii) the Plan and
(iv) such other documents as we have deemed necessary as a basis for the opinion hereinafter set forth.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified on photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the Bar in the Commonwealth of Pennsylvania and we express no opinion as to the laws of any other jurisdiction.

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Legal Opinion - S-8
October 6, 1998
Page 2



                  Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

                  This opinion is being furnished to you solely for your benefit in connection with the Registration Statement and is not to be used, circulated, quoted or referred to or relied upon for any other purpose without our express written permission.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

                            Very truly yours,

                            /s/ KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP